UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 17, 2013

BEST BUY CO., INC.
(Exact name of registrant as specified in its charter)

Minnesota	1-9595	41-0907483
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7601 Penn Avenue South
Richfield, Minnesota	55423
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (612) 291-1000

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On April 17, 2013, Mr. Ronald James notified the Board of Directors (the “Board”) of Best Buy Co., Inc. ("Best Buy" or the "registrant") of his decision to not stand for re-election at the 2013 Regular Meeting of Shareholders (the “2013 Meeting”) scheduled for June 20, 2013. The Board accepted Mr. James' decision. Mr. James will serve out the remainder of his term and step down from the Board and all Committees of the Board on which he serves at the conclusion of the 2013 Meeting.

Mr. James is a Class 2 director. Mr. James has served as a director since May 2004 and is the chairman of the Compensation and Human Resources Committee and a member of the Finance and Investment Policy Committee.

Mr. James did not indicate that he had any disagreements with the registrant.

(d) On April 17, 2013, the Board elected Mr. Russell P. Fradin as a Class 1 director, effective immediately. Mr. Fradin is currently the president and chief executive officer of SunGard, a leading software and technology services company serving approximately 25,000 customers in more than 70 countries.

Mr. Fradin was appointed to serve on the Board's Compensation and Human Resources Committee.

There are no transactions or relationships between the registrant and Mr. Fradin that are reportable under Item 404(a) of Regulation S-K.

Mr. Fradin is expected to stand for ratification to the registrant's Board at the 2013 Meeting. If ratified by the shareholders, Mr. Fradin will hold office until the election of directors at the 2014 Regular Meeting of Shareholders and until his successor has been duly elected and qualified, or until his earlier death, resignation or removal.

On April 17, 2013, the Board also appointed Mr. Bradbury H. Anderson to serve on the Board's Finance and Investment Policy Committee and Mr. Allen U. Lenzmeier to serve on the Board's Audit Committee and Finance and Investment Policy Committee. As previously disclosed in the Current Report on Form 8-K filed by the registrant on March 25, 2013, Mr. Anderson and Mr. Lenzmeier were elected to the Board on March 25, 2013. In other committee changes made at the same meeting, Mr. Gérard R. Vittecoq was appointed to the role of chairman of the Finance and Investment Policy Committee to replace Mr. Matthew H. Paull, following the effectiveness of Mr. Paull's retirement as previously disclosed in the Current Report on Form 8-K filed by the registrant on December 31, 2012. In addition, Mr. Sanjay Khosla became a member of the Finance and Investment Policy Committee and is no longer a member of the Compensation and Human Resources Committee.

Non-management directors receive an equity and cash compensation package for service on the Board and the Committees thereof, as described in the registrant's proxy statement for its 2012 Regular Meeting of Shareholders filed on May 9, 2012, which description is incorporated herein by reference.

A news release announcing the appointment of Mr. Fradin and the upcoming resignation of Mr. James was issued on April 18, 2013, and is filed herewith as Exhibit 99 to this Current Report on Form 8-K. Best Buy's Annual Report to Shareholders and its reports on Forms 10-K, 10-Q and 8-K and other publicly available information should be consulted for other important information about the registrant.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

The following Exhibit 99 is filed as an Exhibit to this Current Report on Form 8-K.

Exhibit No.	Description of Exhibit
99
News release issued April 18, 2013. Any internet address provided in this release is for information purposes only and is not intended to be a hyperlink. Accordingly, no information at any internet address is included herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEST BUY CO., INC.
(Registrant)

Date: April 18, 2013	By:	/s/ KEITH J. NELSEN
Keith J. Nelsen
Executive Vice President, General Counsel and Secretary

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